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                                                                   EXHIBIT 8.1


                           [HALE AND DORR LETTERHEAD]



                                      July 13, 2001



Fibermark, Inc.
161 Wellington Road
Brattleboro, Vermont 05302

Re:    Registration Statement on Form S-4 and Prospectus of Fibermark, Inc.

Ladies and Gentlemen:

         We are counsel to Fibermark, Inc., a Delaware Corporation ("Fibermark"), and have acted as such in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, which includes the Prospectus relating to Fibermark's offer to exchange $1,000 principal amount of its 10 3/4% Senior Notes due 2011 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 10 3/4% Senior Notes due 2011 (the "Private Notes"), of which $230,000,000 in aggregate principal amount are outstanding as of the date hereof (the "Exchange Offer"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

         We have examined and relied upon the Registration Statement and the exhibits thereto and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

         The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Exchange Offer under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect of the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the expiration date of the Exchange Offer, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the date hereof in the application or interpretation of the income tax laws of the United States.

         Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no

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Fibermark, Inc.
July 13, 2001
Page 2


assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

         This opinion addresses only the specific United States federal income tax consequences of the Exchange Offer set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Exchange Offer or any other transaction (including any transaction undertaken in connection with the Exchange Offer). We express no opinion regarding the tax consequences of the Exchange Offer to certain taxpayers that are subject to special tax rules, such as banks and other financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or currencies, custodians, nominees or similar financial intermediaries holding Notes for others, persons that hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, or persons that have a "functional currency" other than the United States dollar.

         Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be taxable to an exchanging holder for federal income tax purposes.

         No opinion is expressed as to any federal income tax consequences of the transactions described in the Registration Statement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than you and the holders of Private Notes on or before the expiration date of the Exchange Offer, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "U.S. Federal Income Tax Considerations". In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                  Very truly yours,



                                                  /s/ Hale and Dorr LLP

                                                  HALE AND DORR LLP